Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Form S-3 (No. 333-221731, No. 333-221094, and No. 333-216621) of Meridian Waste Solutions, Inc. of our report dated April 16, 2018, relating to the consolidated financial statements of Meridian Waste Solutions, Inc. for the year ended December 31, 2017, and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Denver, Colorado

April 16, 2018